MOLSON COORS TO ACQUIRE FULL OWNERSHIP OF MILLERCOORS JOINT VENTURE
AND GLOBAL MILLER BRAND PORTFOLIO FOR $12 BILLION

Transaction Represents a Game Changing Opportunity for Molson Coors

Transaction Will Strengthen Molson Coors' Position in Highly Attractive U.S. Beer Market, Enhance Global Competitiveness, Unlock Further Operational Synergies and Improve Tax Efficiency

Includes Compelling Opportunity to Leverage Miller Trademark Globally

Transaction to Be Significantly Accretive to Cash Earnings in First Full Year of Operations

Annualized Cost Synergies of at Least $200 Million Anticipated by Year Four

Molson Coors to Host Conference Call at 9:00 AM ET
Investor Deck Posted to Company IR webpage

DENVER & MONTREAL – November 11, 2015 – Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) (“Molson Coors” or “the Company”) today announced that it has entered into a definitive agreement with Anheuser-Busch InBev SA/NV (Euronext: ABI; NYSE: BUD) (“AB InBev”) to purchase SABMiller plc’s (LSE: SAB; JSE: SAB) (“SABMiller”) 58% stake in MillerCoors (“MillerCoors”), the joint venture formed in the United States by SABMiller and Molson Coors in 2008. Molson Coors currently owns 42% of MillerCoors. Under the agreement, Molson Coors will also acquire full ownership of the Miller brand portfolio outside of the U.S. and retain the rights to all of the brands currently in the MillerCoors portfolio for the US market, including Redd’s and import brands such as Peroni and Pilsner Urquell. The transaction is valued at $12.0 billion USD, and is conditioned upon the closing of AB InBev’s acquisition of SABMiller, which is expected in the second half of 2016.
The transaction will be financed through a combination of cash on hand and proceeds from issuances of new debt and equity. Molson Coors has received committed debt financing from Citigroup Global Markets, Bank of America Merrill Lynch and UBS Investment Bank.
Mark Hunter, president and chief executive officer of Molson Coors stated, “This transaction is a game-changing opportunity for Molson Coors and advances our ambition to be the first choice for consumers and customers. MillerCoors is a business we know very well – its strategy, culture, brands and people – and we look forward to meeting and exceeding the needs of our valued distributor partners and consumers across the U.S.. In consolidating ownership of MillerCoors, we will strengthen our presence in the highly attractive U.S. beer market, further improve our global scale and agility, benefit from significantly enhanced cash flows, and capture substantial operational synergies. Furthermore, the acquisition of the Miller brand rights globally will help accelerate Molson Coors’ growth strategy by strengthening our international beer portfolio with a powerful and authentic American brand, as well as expand our presence in high-growth markets.

“In short, we will be a more competitive global company, better positioned to invest behind our core brands, expand our above premium portfolio, strengthen our commercial execution capabilities and deliver long term shareholder value.”
Carlos Brito, Chief Executive Officer of Anheuser-Busch InBev, said, “Our combination with SABMiller is about creating the first truly global beer company and bringing more choices to beer drinkers in markets outside of the U.S. We are pleased to have reached this agreement with Molson Coors to divest SABMiller’s U.S. assets. We will continue to proactively address any regulatory concerns regarding our combination with SABMiller in other relevant markets.”

Molson Coors expects the transaction to add approximately $4.7 billion in incremental revenue and more than $1.0 billion in incremental EBITDA on a pro forma basis. The acquisition is expected to be more than 25% accretive to Molson Coors’ cash earnings in the first full year of operations before the benefit of synergies. Because this is an asset transaction for U.S. tax purposes, it is accompanied by immediate, substantial cash tax benefits that the Company estimates will exceed $250 million annually for the first 15 years after completion. The Company estimates a $2.4 billion net present value of these expected tax benefits. The Company also expects to realize annualized cost synergies of at least $200 million by the fourth full year following the transaction, primarily from procurement improvements, supply network optimization and operational efficiencies. Following the close, Molson Coors would have 2014 pro forma combined worldwide volume of approximately 106 million HL, revenues of $12.2 billion and EBITDA of $2.5 billion.
Gavin Hattersley, CEO of MillerCoors and CFO of Molson Coors, stated, “This is a strategic, well-timed opportunity to acquire these businesses at an attractive price. Fully integrating MillerCoors into Molson Coors, given our cost-saving capability and our cash-generating strength, will allow Molson Coors to aggressively pay down debt while investing more behind our brands and simultaneously maintaining our strong dividend policy. As CEO of MillerCoors, I am very excited about the firepower we can use to support our brands and restore growth in the U.S. business.”
Geoff Molson, chairman of Molson Coors’ Board of Directors, said: “Acquiring the balance of MillerCoors is truly a great opportunity for us, and we are thrilled to be able to capitalize on it. It will allow us to create a more nimble North American brewer with an expanded portfolio of iconic brands and an even stronger foundation from which to grow internationally.”
Pete Coors, vice chairman of Molson Coors and chairman of the MillerCoors Board of Directors, said, “While the partnership with SABMiller has been very successful, the consolidation of MillerCoors’ ownership is a tremendous outcome for this business, its employees and its distributor network. Upon close, we expect a seamless transition and will continue to provide our distributors and consumers the excellence that comes with an unparalleled passion for brewing great beers.”
In addition to the successful completion of AB InBev’s acquisition of SABMiller, the transaction is also subject to the receipt of customary regulatory approvals.
Molson Coors is being advised by Kirkland & Ellis LLP, Cleary Gottlieb and UBS Investment Bank.
Conference Call and Webcast Details
Molson Coors will host a conference call and webcast for investors and analysts today at 9:00 a.m. Eastern Time (U.S.) to discuss the proposed acquisition. Participants will include Mark Hunter and Gavin Hattersley. You can access the call via a live audio webcast through the investors section of the Molson Coors website. For those unable to listen to the live broadcast, a replay will be available on the website beginning approximately two hours after the event through November of 2016. A copy of the investor presentation will be made available on Molson Coors’ investor website http://phx.corporate-ir.net/phoenix.zhtml?c=101929&p=irol-IRHome.
About Molson Coors
Molson Coors Brewing Company is a leading global brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The Company is the only alcohol producer currently recognized for world class sustainability performance through the Dow Jones Sustainability Index. It was listed on the World Index for the past four years and named global Beverage Sector Leader in 2012 and 2013. Molson Coors is constantly looking for ways to improve its Beer Print. For more information on Molson Coors Brewing Company visit the company's website www.molsoncoors.com or www.ourbeerprint.com.

Molson Coors Contacts

Investor Relations:
Dave Dunnewald
303-927-2334

Media:
Colin Wheeler
Molson Coors
303-927-2443
or
Drew Brown/Nathaniel Garnick/Jared Levy
Sard Verbinnen & Co
212-687-8080

or

Conrad Harrington
Sard Verbinnen & Co
+44 (0)20 3713 1085

Forward Looking Statement
This release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully close, finance and integrate the acquisition; our ability to achieve expected tax benefits, accretion and cost synergies; our ability to obtain necessary regulatory approvals for the acquisition; impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2014, which is available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.